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                     INDEPENDENT AUDITOR'S CONSENT


We do hereby consent to the use of our report dated February 5, 1998 on the financial statements of Casinovations, Inc. as of December 31, 1996 included in and made part of the registration statement of Casinovations, Inc. dated April 8, 1998.


April 8, 1998

/s/   Winter, Scheifley & Associates, P.C.
Certified Public Accountant